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Filed pursuant to Rule 424(b)(2) of the Securities Act of 1933
Registration Statement No. 333-167980

PROSPECTUS SUPPLEMENT
(To prospectus dated September 16, 2010)

U.S.$750,000,000
 PROVINCE OF BRITISH COLUMBIA
 (Canada)
2.65% Bonds, Series BCUSG-6, due September 22, 2021

         The bonds are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.

         The bonds bear interest at the rate of 2.65% per year. Interest on the bonds is payable on March 22 and September 22 of each year, beginning March 22, 2012. The bonds will mature on September 22, 2021. The bonds are not redeemable before maturity, unless certain events occur involving Canadian taxation.

         Application will be made to the United Kingdom Listing Authority (the "UK Listing Authority") in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended ("FSMA"), for the bonds to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange plc for the bonds to be admitted to trading on the London Stock Exchange plc's Main Market, which is a regulated market for the purposes of the Markets in Financial Instruments Directive (2004/39/EC). References herein to the bonds being listed on the London Stock Exchange plc shall mean the bonds have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange plc's Main Market. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.

         Investing in the bonds involves risks. See "Risk Factors" beginning on page S-7.

         Neither the Securities and Exchange Commission nor any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying basic prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Bond	Total
Public Offering Price(1)	99.983%	U.S.$	749,872,500
Underwriting Discount	0.175%	U.S.$	1,312,500
Proceeds, before expenses, to the Province(1)	99.808%	U.S.$	748,560,000

(1)
Plus accrued interest, if any, from and including September 22, 2011 if settlement occurs after that date.

         We expect that the bonds will be ready for delivery in book-entry form only through The Depository Trust Company, CDS Clearing and Depository Services Inc., Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V., as the case may be, on or about September 22, 2011.

BofA Merrill Lynch	CIBC	HSBC	RBC Capital Markets

National Bank of Canada Financial	Scotia Capital	Credit Suisse	Deutsche Bank Securities
BMO Capital Markets			TD Securities

The date of this prospectus supplement is September 15, 2011.

        The words "the Province", "we", "our", "ours" and "us" refer to the Province of British Columbia.

        If and to the extent that this prospectus supplement is communicated in, or the offer of the bonds to which it relates is made in, any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined herein) (other than the United Kingdom, once the UKLA Prospectus (as defined below) has been approved by the UK Listing Authority), this prospectus supplement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of such Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

        This prospectus supplement has been prepared on the basis that all offers of bonds in the European Economic Area (other than the United Kingdom, once the UKLA Prospectus has been approved by the UK Listing Authority) will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the European Economic Area, from the requirement to produce or publish a prospectus for offers of the bonds. Accordingly, any person making or intending to make any offer within the European Economic Area of the bonds which are the subject of the placement referred to in this prospectus supplement should only do so in circumstances in which no obligation arises for the Province or the underwriters to produce or publish a prospectus for such offer. Neither the Province nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the bonds contemplated in this prospectus supplement.

        This prospectus supplement does not constitute or form part of any offer or invitation to sell these bonds and is not soliciting any offer to buy these bonds in any jurisdiction where such offer or sale is not permitted. Unless and until it has been approved by the UK Listing Authority as part of the UKLA Prospectus, this prospectus supplement is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement, and investors in the European Economic Area should not subscribe for or purchase bonds once listed on the London Stock Exchange plc except on the basis of information in the UKLA Prospectus. The Province intends to file a single prospectus including this prospectus supplement (the "UKLA Prospectus") pursuant to Section 5.3 of the Prospectus Directive with the UK Listing Authority, for the purpose of having the bonds listed on the London Stock Exchange plc as soon as possible after closing of this issue. In compliance with the Prospectus Directive, the UKLA Prospectus will be published in due course, subject to its approval by the UK Listing Authority, and investors will be able to obtain a copy of the UKLA Prospectus from the office of the Province at the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt., 620 Superior Street, Victoria, British Columbia, Canada V8W 9V1. The UKLA Prospectus is likely to contain similar information to that contained in this prospectus supplement. However, it is possible that we may be required, by subsequent events or otherwise, to make certain changes, additions or deletions to the information contained herein in the UKLA Prospectus. As from the date the UKLA Prospectus is published, investors in the European Economic Area should refer to the UKLA Prospectus and not to this advertisement for the purpose of considering whether to subscribe for or purchase any bonds.

        The bonds will be offered and sold in Canada pursuant to an exemption from the prospectus requirement in securities legislation of all provinces and territories of Canada, as provided in section 2.34 of National Instrument 45-106.

        We have not, and the underwriters have not, authorized anyone to provide any information other than that incorporated by reference or contained in the Basic Prospectus or this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Before making an investment decision, you should consult your legal and investment advisors regarding any restrictions or concerns that may pertain to you and your particular jurisdiction. You should assume that the information appearing in this prospectus supplement and the accompanying Basic Prospectus, as well as the information we previously filed with the United States Securities and Exchange Commission or the "SEC" and incorporated by reference, is accurate in all material respects as of the date of this prospectus supplement indicated on the front cover hereof, only.

        References in this prospectus supplement to the European Economic Area and Member States of the European Economic Area are to the member states of the European Union together with Iceland, Norway and Liechtenstein.

        In connection with the issue of the bonds, the underwriters may over-allot bonds or effect transactions with a view to supporting the market price of the bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the bonds and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the relevant underwriters in accordance with all applicable laws and rules.

        We confirm that this prospectus supplement and the Basic Prospectus (including the documents incorporated by reference herein and therein) contain all information which is material in the context of the issue of the bonds with regard to us and the bonds; that, where information has been sourced from a third party, the information contained herein or incorporated by reference has been accurately reproduced and that as far as the Province is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render such information included or incorporated by reference, inaccurate or misleading.

        The Province accepts responsibility for the information in this prospectus supplement and the Basic Prospectus (including information incorporated by reference herein and therein). Having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement (including information incorporated by reference herein for purposes of the Prospectus Directive only, under "Documents Incorporated by Reference") and the Basic Prospectus is, to the best of the knowledge of the Province, in accordance with the facts and contains no omissions likely to affect its import.

        We have filed a registration statement with the SEC covering the portion of the bonds to be sold in the United States or in circumstances where registration of the bonds is required. For further information on the Province and the bonds, you should refer to our registration statement and its exhibits. This prospectus supplement and the accompanying Basic Prospectus summarize material provisions of the agreements and other documents that you should refer to. Since the prospectus supplement and the accompanying Basic Prospectus may not contain all the information that you may find important, you should review the full text of these documents and the documents incorporated by reference in them.

        We file reports and other information with the SEC in the United States. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Information filed by the Province is also available from the SEC's Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

        Unless otherwise specified or the context otherwise requires, references in this prospectus supplement to "$" and "Cdn. $" are to lawful money of Canada and "U.S.$" and "U.S. dollars" are to lawful money of the United States of America. Capitalized terms used but not defined herein have the meanings given to them in the Basic Prospectus. The noon exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on September 15, 2011 was approximately $1.00 = U.S.$1.0133.

 SUMMARY OF THE OFFERING

        This summary must be read as an introduction to this prospectus supplement and the Basic Prospectus (as well as any single prospectus under the Prospectus Directive, of which these documents will form part, to be used for the purpose of obtaining admission of the bonds to the Official List of the UK Listing Authority and to trading on the Main Market of the London Stock Exchange plc (the "UKLA Prospectus")), and any decision to invest in the bonds should be based on a consideration of the prospectus supplement and the Basic Prospectus (or the UKLA Prospectus, as the case may be) as a whole, including the documents incorporated by reference. Following the implementation of the relevant provisions of the Prospectus Directive in each Member State of the European Economic Area, no civil liability will attach to the Province in any such Member State solely on the basis of this summary, including any translation thereof, unless it is misleading, inaccurate or inconsistent when read together with the other parts of the UKLA Prospectus. Where a claim relating to the information contained in the UKLA Prospectus is brought before a court in a Member State of the European Economic Area, the plaintiff may, under the national legislation of the Member State where the claim is brought, be required to bear the costs of translating the UKLA Prospectus before the legal proceedings are initiated.

Issuer:	The Province of British Columbia.
Aggregate principal amount:	U.S.$750,000,000.
Interest rate:	2.65% per year.
Maturity date:	September 22, 2021.
Interest payment dates:	March 22 and September 22 of each year, beginning March 22, 2012.
Interest commencement:	Interest will accrue from September 22, 2011.
Interest calculations:	Based on a 360-day year of twelve 30-day months.
Ranking:	The bonds will be direct and unconditional general obligations of the Province and will rank equally with all of our other unsecured and unsubordinated indebtedness.
Redemption:	We may not redeem the bonds prior to maturity, unless certain events occur involving Canadian taxation.
Proceeds:
After deducting the underwriting discount and our estimated expenses of U.S.$300,000, including U.S.$75,000 in respect of certain expenses of the underwriters, our net proceeds will be approximately U.S.$748,260,000.
Markets:	The bonds are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.
Listing:
We will apply to have the bonds listed on the London Stock Exchange plc. We have undertaken to the underwriters to use all reasonable efforts to have the bonds admitted to the Official List of the UK Listing Authority and to trading on the Main Market of the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.

Form of bond:	The bonds will be issued in the form of one or more fully registered permanent global bonds held in the name of Cede & Co., as nominee of The Depository Trust Company, known as DTC, and will be recorded in a register held by The Bank of New York Mellon, as registrar. Beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global bonds through any of DTC (in the United States), CDS Clearing and Depository Services Inc., known as CDS (in Canada) or Clearstream Banking, société anonyme, known as Clearstream or Euroclear Bank S.A./N.V. as operator of the Euroclear System or any successor in that capacity, known as Euroclear (in Europe and Asia), if they are participants of such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests directly through its account at DTC and Clearstream and Euroclear will hold interests as indirect participants of DTC.

Except in limited circumstances, investors will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders thereof under the fiscal agency agreement between the Province and The Bank of New York Mellon, relating to the bonds.
The bonds will only be sold in minimum aggregate principal amounts of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000.
Withholding tax:	Principal of and interest on the bonds are payable by the Province without withholding or deduction for Canadian withholding taxes to the extent set forth herein.
Risk Factors:
We believe that the following factors represent the principal risks inherent in investing in the bonds: the bonds may not be a suitable investment for all investors; there is no active trading market for the bonds; the bonds are subject to modification and waiver of conditions in certain circumstances; because the bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us; interest payments may be subject to withholding tax in certain jurisdictions; the laws governing the bonds may change; investors may be subject to exchange rate risks and/or exchange controls; legal investment considerations may restrict certain investments; and we have ongoing normal course business relationships with some of the underwriters and their affiliates that could create the potential for, or perception of, conflict among the interests of underwriters and prospective investors.

        The Province may be contacted at the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt., 620 Superior Street, Victoria, British Columbia, Canada V8W 9V1 and may be telephoned at (250) 387-7125.

 RISK FACTORS

        We believe that the following factors may be material for the purpose of assessing the market risks associated with the bonds.

        We believe that the factors described below represent the principal risks inherent in investing in the bonds but we do not represent that the statements below regarding the risks of holding any bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement and in the Basic Prospectus (including any documents incorporated by reference herein or therein) and reach their own views prior to making any investment decision.

The bonds may not be a suitable investment for all investors

        Each potential investor in the bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

  (i)
  have sufficient knowledge and experience to make a meaningful evaluation of the bonds, the merits and risks of investing in the bonds and the information contained or incorporated by reference in the Basic Prospectus and this prospectus supplement;

  (ii)
  have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the bonds and the impact the bonds will have on its overall investment portfolio;

  (iii)
  have sufficient financial resources and liquidity to bear all of the risks of an investment in the bonds, including where the currency for principal or interest payments is different from the potential investor's currency;

  (iv)
  understand thoroughly the terms of the bonds and be familiar with the behaviour of any relevant indices and financial markets; and

  (v)
  be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

There is no active trading market for the bonds

        The bonds will be new securities which may not be widely distributed and for which there is currently no active trading market. If the bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Investors may not be able to sell their bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.

Modification, Waivers

        The conditions of the bonds contain provisions for calling meetings of bondholders to consider matters affecting their interests generally. These provisions permit defined majorities to approve, by extraordinary resolution (as defined below under "Description of Bonds—Modification"), certain modifications or amendments to the fiscal agency agreement and the bonds that bind all bondholders, including bondholders who did not attend and vote at the relevant meeting and bondholders who voted in a manner contrary to the majority.

        The conditions of the bonds also provide that the parties to the fiscal agency agreement will be able to enter into agreements supplemental to the fiscal agency agreement to create and issue further bonds ranking equally and ratably with the bonds in all respects, or in all respects other than in respect of the date from which interest will accrue and the first interest payment date, and that such further bonds shall be consolidated and form a single series with the bonds and shall have the same terms as to status, redemption or otherwise as the bonds.

        The conditions of the bonds also provide that the parties to the fiscal agency agreement will be able to amend the fiscal agency agreement and the bonds without notice to or consent of the bondholders for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provisions therein, or effecting the issue of further bonds as described above or in any other manner the Province may deem necessary or desirable and which in the reasonable opinion of the parties to the fiscal agency agreement will not adversely affect the interests of the bondholders.

Because the bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us

        The bonds will be deposited with DTC. Except in limited circumstances, investors will not be entitled to receive bonds in definitive form. DTC's records will reflect only the identity of direct DTC participants to whose accounts the bonds are credited. Direct and indirect participants in DTC will be responsible for keeping records of the beneficial ownership of bonds on behalf of their customers. Investors will be able to trade their beneficial interests only through DTC and its direct and indirect participants.

        We will discharge our payment obligations under the bonds by making payments to DTC for distribution to its account holders. A holder of a beneficial interest in the bonds must rely on the procedures of DTC to receive payments under the bonds. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the bonds.

        Holders of beneficial interests in the bonds will not have a direct right to vote in respect of the bonds. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint proxies. Similarly, holders of beneficial interests in the bonds will not have a direct right under the bonds to take enforcement action against us in the event of a default under the bonds.

European Union Directive on the Taxation of Savings Income

        Under Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union (the "EU") are generally required to provide to the tax authorities of another Member State details of payments of interest or other similar income made by a person within its jurisdiction to or for an individual or certain other types of person resident in that other Member State. For a transitional period only, which will end after agreement on exchange of information is reached between the European Union and certain non-EU states, Luxembourg and Austria will instead (but subject to certain exceptions) withhold tax from such payments at the rate of 35%. The European Commission has published proposals for amendments to the Directive, which, if implemented, would amend and broaden the scope of the requirements above.

        If a payment is to be made or collected through a Member State or a European country or territory which is not a member of the EU and which has opted for a withholding system, and an amount of, or in respect of, tax were to be withheld from that payment, neither we nor any paying agent nor any other person making payment for or on behalf of us or any paying agent will be obliged to pay additional amounts with respect to any bonds as a result of the imposition of such withholding tax. We are required to maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Directive.

Change of law

        The conditions of the bonds are based on the laws of the Province of British Columbia and the laws of Canada applicable therein in effect as at the date of this prospectus supplement. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the Province of British Columbia or the laws of Canada applicable therein or administrative practice after the date of this prospectus supplement.

Exchange rate risks and exchange controls

        We will pay principal and interest on the bonds in the currency of the United States. This presents certain risks relating to currency conversions if an investor's financial activities are denominated principally in a currency or currency unit (the "Investor's Currency") other than the currency of the United States. These include the risk that exchange rates may significantly change (including changes due to devaluation of the currency of the United States or revaluation of the Investor's Currency) and the risk that authorities with jurisdiction over the Investor's Currency may impose or modify exchange controls. An appreciation in the value of the Investor's Currency relative to the currency of the United States would decrease (1) the Investor's Currency-equivalent yield on the bonds, (2) the Investor's Currency-equivalent value of the principal payable on the bonds and (3) the Investor's Currency-equivalent market value of the bonds.

        Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

        Investment in the bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the bonds.

Legal investment considerations may restrict certain investments

        The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) the bonds are legal investments for it, (2) the bonds can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any bonds. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.

Interest of underwriters

        Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Province in the ordinary course of business and such activities could create the potential for or perception of conflict among the interests of underwriters and prospective investors.

DESCRIPTION OF BONDS

General

        The 2.65% Bonds, Series BCUSG-6, due September 22, 2021 offered hereby in the aggregate principal amount of U.S.$750,000,000 will be issued subject to a fiscal agency agreement to be dated as of September 22, 2011 between the Province and The Bank of New York Mellon as registrar, fiscal agent, transfer agent and principal paying agent (the "fiscal agent").

        The information contained in this section and in the Basic Prospectus summarizes the terms of the bonds and the fiscal agency agreement. You should read the information set forth below together with the section "Description of Debt Securities and Warrants" in the Basic Prospectus, which summarizes the general terms of the bonds and the fiscal agency agreement. This prospectus supplement describes the terms of the bonds in greater detail than the Basic Prospectus and may provide information that differs from the Basic Prospectus. If the information in this prospectus supplement differs from the Basic Prospectus, you should rely on the information in this prospectus supplement. The terms and conditions of the bonds are subject to the detailed provisions of the fiscal agency agreement (including the form of the fully registered global bond attached to it as an exhibit), a copy of which will be filed as an exhibit to an amendment to the Province's annual report on Form 18-K and will be available for inspection at the office of the United Kingdom paying agent. The bonds and the fiscal agency agreement together constitute a contract, all of the terms and conditions of which the registered holder by acceptance of the bonds assents to and is deemed to have notice of.

        References to principal and interest in respect of the bonds shall be deemed also to refer to any additional amounts which may be payable as described below. See "—Payment of Additional Amounts".

Status of the bonds

        The bonds will be direct and unconditional general obligations of the Province. The bonds will not be secured but will rank equally and ratably with all of the Province's other unsecured and unsubordinated indebtedness outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Form, Denomination and Registration

        The bonds will be issued in the form of one or more fully registered global bonds (the "Global Bond") registered in the name of Cede & Co., as nominee of DTC, and held by the fiscal agent. Beneficial interests in the Global Bond will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Bond directly through DTC (in the United States), CDS (in Canada) or through Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") (in Europe and Asia) if they are participants of such systems, or through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC and Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries ("U.S. Depositaries"), which in turn hold such interests in customers' securities accounts in the U.S. Depositaries' names on the books of DTC. Except in the limited circumstances described herein, owners of beneficial interests in the Global Bond will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement. See "—Title" and "—Definitive Certificates".

        The bonds will only be sold in minimum principal amounts of U.S.$5,000 and integral multiples of U.S.$1,000 in excess thereof.

        All bonds will be recorded in a register maintained by the fiscal agent under the fiscal agency agreement, and will be registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Global Bond, including those beneficial owners which are participants of CDS, Clearstream and Euroclear. The register shall at all times be kept in the City of New York or at such other office reasonably satisfactory to the Province.

        The fiscal agent will not impose any service charge on the registered holder for any registration of transfer or exchange of bonds, other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed bonds; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in the fiscal agency agreement or in the bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith. In addition, owners of beneficial interests in the Global Bond may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems. The Province and the fiscal agent will not be required to make any exchange of bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

Title

        Subject to applicable law and the terms of the fiscal agency agreement, the Province, the fiscal agent and any paying agent appointed in accordance with the fiscal agency agreement shall deem and treat the registered holders of the bonds as the absolute owners thereof for all purposes whatsoever whether or not the bonds are overdue and none of the Province, the fiscal agent or any paying agent will be affected by any notice to the contrary; and all payments to or on the order of the registered holders are valid and effectual to discharge the liability of the Province and the fiscal agent or any paying agent on the bonds to the extent of the sum or sums paid.

Interest

        The bonds will bear interest from and including September 22, 2011 at a rate of 2.65% per annum. The first interest payment will be calculated for the period from and including September 22, 2011 to, but excluding March 22, 2012. Thereafter, interest on the bonds will be payable in two equal semi-annual installments in arrears on March 22 and September 22 of each year (each an "interest payment date"). Interest will be payable to the persons in whose names the bonds are registered at the close of business on the preceding March 7 and September 7 (each a "record date"), as the case may be. If the bonds become redeemable prior to maturity in accordance with the terms and conditions of the bonds, any interest payable under the bonds on the date fixed for redemption which is not otherwise an interest payment date will be payable to the persons in whose names the bonds are registered on the redemption date. Interest on the bonds will cease to accrue on the date fixed for redemption unless payment of principal is improperly withheld or refused. Any overdue principal or interest on the bonds shall bear interest at the rate of 2.65% per annum (before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the fiscal agent and notice to that effect has been given in accordance with "—Notices".

        Whenever it is necessary to compute any amount of accrued interest in respect of the bonds for a period of less than one full year, such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Yield

        The yield, 2.652%, is calculated as the semi-annual expected return based on the cash flows of the bonds assuming one continuous re-investment rate for periodic coupon payments. The yield is calculated at the issue date on the basis of the initial public offering price. It is not an indication of future yield.

Payments

        Principal of and interest on the bonds are payable by the Province in U.S. dollars to the persons in whose names the bonds are registered on the record date, the redemption date or the maturity date, as the case may be. The fiscal agent will act as the Province's principal paying agent for the bonds pursuant to the fiscal agency agreement. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system. Payments of principal and interest on the Global Bond will be made in U.S. dollars in immediately available funds, directly to Cede & Co. for payment to DTC Participants (as defined below) in accordance with customary procedures established from time to time by DTC and the fiscal agent. None of the Province, the fiscal agent or any paying agent will have any responsibility or liability for any aspect of the records of DTC, CDS, Clearstream or Euroclear relating to or for payments made by such clearing systems on account of beneficial interests in the Global Bond or for maintaining, supervising or reviewing any records of such clearing systems relating to such beneficial interests.

        If any date for payment in respect of any bond is not a business day, the registered holder thereof shall not be entitled to payment until the next following business day, and no further interest shall be paid in respect of the delay in such payment. If any record date in respect of any bond is not a business day, then that record date shall be deemed to be the immediately preceding business day. In this paragraph "business day" means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close. If the bonds have been issued in definitive form and a date for payment is a business day but is a day on which any paying agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day other than a Saturday or Sunday on which banking institutions in such place of payment are not authorized or obligated by law or regulation to be closed and no further interest shall be paid in respect of the delay in such payment.

        We will maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive regarding the taxation of savings income (Directive 2003/48/EC) (the "Directive") or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

Further Issues

        The Province may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking equally and ratably with the bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the bonds and shall have the same terms as to status, redemption or otherwise as the bonds. Any further bonds shall be issued subject to an agreement supplemental to the fiscal agency agreement.

Payment of Additional Amounts

        All payments of principal of and interest on the bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts as may be necessary in order that every net payment of the principal of and interest on the bonds will be not less than the amount provided for in the bonds. The Province shall not, however, be obliged to pay such additional amounts on account of any such taxes or duties:

  (a)
  to which a beneficial owner of a bond is subject otherwise than merely by the ownership of bonds or the receipt of income therefrom;

  (b)
  which become payable as a result of any bond being presented for payment on a date more than 30 days after the relevant date except to the extent that the registered holder would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day. For this purpose, the "relevant date" means:

    (i)
    the date on which the payment in respect of the bonds first becomes due; or

    (ii)
    if the full amount of the monies payable shall not have been duly provided to the fiscal agent on or prior to such date, the date on which such monies shall have been so provided;

  (c)
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

  (d)
  by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant bond to another paying agent in a Member State of the European Union.

Maturity, Redemption and Purchases

        The principal amount of the bonds shall be due and payable on September 22, 2021. The bonds are not redeemable at the option of the Province prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of the registered holders prior to maturity.

        The bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days' and not more than 60 days' notice to registered holders of bonds in accordance with "—Notices" (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) the Province has or will become obliged to pay additional amounts as provided or referred to in "—Payment of Additional Amounts" as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this prospectus supplement, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such additional amounts were a payment in respect of the bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the fiscal agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

        The Province may, if not in default under the bonds, at any time purchase bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law, and cause the fiscal agent to cancel any bonds so purchased.

Repayment in Event of Default

        If (a) there is a non-payment of the principal of or interest on any of the bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder of bonds or (b) there is a failure in the performance of any other covenant of the Province contained in the bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder of bonds, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such bonds shall become repayable accordingly.

        Any notice from a registered holder of bonds to the Province as contemplated in the previous paragraph shall be given to the Province by delivering such notice to the fiscal agent.

Definitive Certificates

        No beneficial owner of bonds will be entitled to receive bonds in definitive form except in the limited circumstances described below.

        If DTC notifies the Province that it is unwilling or unable to continue as depositary in connection with the Global Bond or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or otherwise ceases to be eligible to be a depositary and a successor depositary is not appointed by the Province within 90 days after receiving such notice or becoming aware of such ineligibility, the Province will issue or cause to be issued fully registered bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bond. The Province may also at any time and in its sole discretion determine not to have any of the bonds held in the form of a global bond, and, in such event, will issue or cause to be issued fully registered bonds in definitive form upon registration of transfer of, or in exchange for, such global bond. In the event definitive bonds are issued and for so long as the bonds are listed on the London Stock Exchange plc and if the rules of such stock exchange on which the bonds are listed so require, the Province will appoint and maintain a paying agent in the United Kingdom for payments on and transfers of definitive certificates.

Modification

        The fiscal agency agreement and the bonds may be amended or supplemented by the Province on the one hand, and the fiscal agent, on the other hand, without notice to or the consent of the registered holder of any bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, or effecting the issue of further bonds as described under "—Further Issues", or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the fiscal agent, on the other hand, will not adversely affect the interests of holders of bonds.

        The fiscal agency agreement will contain provisions for convening meetings of registered holders of bonds to approve by extraordinary resolution (as defined below) any modification or amendment to the fiscal agency agreement (except as provided in the immediately preceding paragraph) and the bonds (including the terms and conditions thereof). An extraordinary resolution duly passed at any such meeting shall be binding on all registered holders of bonds, whether present or not; provided, however, that no such modification or amendment to the fiscal agency agreement or to the terms and conditions of the bonds shall, without the consent of the registered holder of each such bond affected thereby: (a) change the maturity date of any such bond or change any interest payment date; (b) reduce the principal amount of any such bond or the rate of interest payable thereon; (c) change the currency of payment of any such bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such bond; or (e) reduce the percentage of the principal amount of bonds necessary for the taking of any action, including modification or amendment of the fiscal agency agreement or the terms and conditions of the bonds, or reduce the quorum required at any meeting of registered holders of bonds.

        The term "extraordinary resolution" will be defined in the fiscal agency agreement as a resolution passed at a meeting of registered holders of bonds held in accordance with the provisions of the fiscal agency agreement and the bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the then-outstanding bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2/3% of the principal amount of the then-outstanding bonds. The quorum at any such meeting for passing an extraordinary resolution is one or more registered holders of bonds present in person or by proxy who represent at least a majority in principal amount of the then-outstanding bonds, or at any adjourned meeting called by the Province or the fiscal agent, one or more persons being or representing registered holders of bonds whatever the principal amount of the bonds so held or represented.

Governing Law

        The bonds and the fiscal agency agreement will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

Notices

        All notices to the registered holders of bonds will be published in English in London, England in the Financial Times (if and for so long as the bonds are listed on the London Stock Exchange plc and the rules of the London Stock Exchange plc so require), in New York, U.S.A. in The Wall Street Journal and in Canada in The Globe & Mail. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the fiscal agent, shall determine. Any such notice shall be deemed to have been given on the date of publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the bonds are represented by the Global Bond. If the bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders at their respective addresses appearing in the register and if, in the case of joint holders of any bond, more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

Prescription

        Our obligation to pay an amount of interest on the bonds will cease if a claim for the payment of such interest is not made within the lesser of six years, or the period prescribed by law, after the date on which such interest becomes due and payable. Our obligation to pay the principal amount of the bonds will cease if a claim for the payment of such principal is not made within the lesser of six years, or the period prescribed by law, after the date on which such principal becomes due and payable.

CLEARING AND SETTLEMENT

        Links have been established among DTC, CDS, Clearstream and Euroclear to facilitate the initial issuance of the bonds and cross-market transfers of the bonds associated with secondary market trading. DTC will be linked directly to CDS, and linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. Depositaries.

The Clearing Systems

        The clearing systems have advised us as follows:

        DTC.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, the National Securities Clearing Corporation and Fixed Income Clearing Corporation; all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants"). The DTC rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        Purchases of bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the bonds on DTC's records. The ownership interest of each actual purchaser of each Bond (a "beneficial owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in bonds, except in the event that use of the book-entry system for the bonds is discontinued.

        To facilitate subsequent transfers, all bonds deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the bonds unless authorized by a Direct Participant in accordance with DTC's Money Market Instrument Procedures. Under its usual procedures, DTC mails an "omnibus proxy" to the Province as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

        Principal, premium, if any, and interest payments on the bonds will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Province or the applicable Registrar, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by DTC Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the Registrar or the Province, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Province or the Registrar, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the bonds at any time by giving reasonable notice to the Province or the Registrar. Under such circumstances, in the event that a successor securities depository is not obtained, bonds in definitive form are required to be printed and delivered to each holder.

        The Province may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, bonds in definitive form will be printed and delivered to each holder.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Province believes to be reliable, but is subject to any changes to the arrangements between the Province and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

        CDS.    CDS, formed in 2006 as a subsidiary of The Canadian Depository for Securities Limited ("CDS Ltd."), is Canada's national securities clearing and depositary services organization which provides clearing and settlement services previously performed by CDS Ltd. since its inception in 1970. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants ("CDS Participants") include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Transfers of ownership and other interests, including cash distributions, in bonds in CDS may only be processed through CDS Participants and will be completed in accordancewith existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depositary.

        CDS is a wholly owned subsidiary of CDS Ltd. CDS Ltd. is a private corporation, owned by investment dealers, major banks, TSX Inc. and trust companies through their respective industry associations.

        Clearstream.    Clearstream Banking, société anonyme, 42 Avenue J.F. Kennedy, L-1855 Luxembourg ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a société anonyme). Cedel subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme

("CI") commenced the merger of its clearing, settlement and custody business with that of Deutsche Börse AG ("DBAG"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank), and the transfer by DBAG of its shares in Deutsche Börse Clearing ("DBC"), to a new Luxembourg company, which with effect January 14, 2000 was renamed Clearstream International and was then 50% owned by CI and 50% owned by DBAG.

        Following this merger, the subsidiaries of Clearstream International were also renamed to give them a cohesive brand name. On January 18, 2000, Cedelbank was renamed "Clearstream Banking" and Cedel Global Services was renamed "Clearstream Services". On January 17, 2000, Deutsche Börse Clearing AG was renamed "Clearstream Banking AG".

        Since July 2002, Clearstream is an integral part of DBAG. The combined group provides technology, services and products from trading and information products to clearing, settlement and custody, which are accessible at each stage of the processing chain and are based on straight through processing and interoperability standards. The shareholders of DBAG are comprised of mainly banks, securities dealers and financial institutions.

        Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers ("Clearstream Participants") through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in many countries through established depository and custodial relationships.

        Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Since February 12, 2001, Clearstream has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of Clearstream's role as a payment system provider operating a securities settlement system.

        Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

        Distributions of interest and principal with respect to bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

        Euroclear.    Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels ("Euroclear") holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between participants (herein "Euroclear Participants") as defined in the Terms and Conditions Governing Use of Euroclear as amended from time to time (the "Terms and Conditions") and between Euroclear Participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

        Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for this offering, or other financial entities involved in this offering, may be Euroclear Participants.

        Non-participants in the Euroclear System may hold and transfer book-entry interests in securities through accounts with a Euroclear Participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Distributions of interest and principal with respect to bonds held beneficially through Euroclear will be credited to cash accounts of Euroclear Participants in accordance with its rules and procedures, to the extent received by its depositary in the United States.

Global Clearance and Settlement Procedures

        Initial settlement for the bonds will be made in immediately available funds.

        Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between CDS Participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Transfer Between DTC and CDS, Clearstream or Euroclear.    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CDS Participants, Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC (in the case of CDS) or to its U.S. Depositary (in the case of Clearstream or Euroclear) to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CDS Participants, Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC or the respective U.S. Depositary of Clearstream or Euroclear.

        Because of time-zone differences, credits of bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be generally available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers Between Clearstream, Euroclear and CDS.    Cross-market transfers between Clearstream Participants, Euroclear Participants and CDS Participants will be effected in DTC.

        When bonds are to be transferred from the account of a CDS Participant to the account of a Clearstream Participant or Euroclear Participant, the CDS Participant will transmit instructions to CDS on settlement date. The Clearstream Participant or Euroclear Participant will transmit instructions to Clearstream or Euroclear at least one business day prior to settlement date. One business day prior to settlement date Clearstream and on settlement date Euroclear, will transmit trade instructions to its respective U.S. Depositary. The beneficial interests in the bonds and payments for such beneficial interests will be transferred in DTC by CDS and the respective U.S. Depositaries for Clearstream and Euroclear.

        Although DTC, CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among participants of DTC, CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAX MATTERS

Canadian Taxation

        Please refer to the statements under "Description of Debt Securities and Warrants—Canadian Taxation" in the Basic Prospectus for a summary of the principal Canadian federal income tax consequences generally applicable to a holder of bonds acquired pursuant to this prospectus supplement who, for the purposes of the Income Tax Act (Canada), is a Non-Resident Holder (as defined in the Basic Prospectus).

United States Taxation

        Please refer to the statements under "Description of Debt Securities and Warrants—United States Federal Income Taxation" in the Basic Prospectus for a summary of the material United States federal income tax considerations regarding the purchase, ownership and disposition of the bonds to U.S. Holders (as defined in the Basic Prospectus) who are initial purchasers of bonds purchasing bonds at the price set forth on the cover page of this prospectus supplement.

        This section provides information that supplements the statements under "Description of Debt Securities and Warrants—United States Federal Income Taxation" in the Basic Prospectus. If the information in this prospectus supplement differs from the Basic Prospectus, you should rely on the information in this prospectus supplement.

        In addition to the summary of backup withholding and information reporting requirements provided under "Description of Debt Securities and Warrants—United States Federal Income Taxation—Backup Withholding" in the Basic Prospectus, certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the bonds) are required to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of these requirements on their ownership and disposition of the bonds.

United Kingdom Taxation

        Please refer to the statements under "Description of Debt Securities and Warrants—United Kingdom Taxation" in the Basic Prospectus for a summary of the Province's understanding of: (a) current UK law and published HM Revenue & Customs practice applicable only to persons who are absolute beneficial owners of the bonds and only relating to (i) UK withholding tax treatment of interest payments in respect of the bonds and (ii) UK stamp duty and stamp duty reserve tax consequences of transfers of the bonds; and (b) the general scope and application of the European Union Directive on the Taxation of Savings Income.

 UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement dated September 15, 2011, each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., HSBC Securities (USA) Inc. and RBC Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and the Province has agreed to sell to each of them severally, the respective principal amounts of bonds set forth opposite its name below.

Underwriter	Principal Amount of Bonds
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	150,000,000
CIBC World Markets Corp.		150,000,000
HSBC Securities (USA) Inc.		150,000,000
RBC Capital Markets, LLC		150,000,000
National Bank Financial Inc.		45,000,000
Scotia Capital (USA) Inc.		45,000,000
Credit Suisse Securities (Europe) Limited		22,500,000
Deutsche Bank Securities Inc.		22,500,000
BMO Capital Markets Corp.		7,500,000
TD Securities (USA) LLC		7,500,000

Total	U.S.$	750,000,000

        Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the bonds, if any are taken. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.

        The underwriters have advised the Province that they propose initially to offer the bonds to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the bonds are released for sale to the public, the offering price terms may be changed.

        The underwriters agree to purchase the bonds pursuant to the provisions of an underwriting agreement. There is no application period. Prospective investors may subscribe for bonds in accordance with the arrangements existing between the underwriters and their customers relating to the subscription of global bonds generally.

        There is no set timetable for the offering. Generally, sales representing the entire aggregate principal amount of the offering are confirmed by the underwriters shortly after the initial pricing terms are settled.

        Investors commit to purchasing the bonds when sales are confirmed by the underwriters. No investor in the bonds is required to pay in advance of delivery an amount that may be in excess of the total price for the securities purchased.

        The underwriters will allot bonds to prospective investors and notification of the allotment will be made in accordance with the arrangements existing between the underwriters and their customers relating to the allotment of global bonds generally. The bonds are generally freed to trade shortly after the initial pricing terms are settled and notification of allotment is made.

        The bonds are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.

        Purchasers may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth above.

        We expect that delivery of the bonds will be made against payment therefor on or about September 22, 2011, which is five business days following the date of pricing of the bonds (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their bonds on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of bonds who wish to trade their bonds on the date of pricing or the next succeeding business day should consult their own advisors.

        The bonds are a new issue of securities with no established trading market. The Province has been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the bonds.

        In connection with the issue of the bonds, the underwriters may over-allot bonds or effect transactions with a view to supporting the market price of the bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the bonds and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the relevant underwriters in accordance with all applicable laws and rules.

        The Province has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The underwriters, by virtue of their underwriting discount only, have a material interest in the offer.

        The Province estimates that it will pay approximately U.S.$300,000 for expenses associated with the offering of the bonds, including U.S.$75,000 in respect of certain expenses of the underwriters. Save for the underwriting discount, so far as we are aware, no person involved in the issue of the bonds has an interest material to the offer. In the course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in investment banking and other transactions with us.

        Each of the underwriters has agreed that it has not offered, sold or delivered, and it will not offer, sell or deliver any of the bonds, directly or indirectly, or distribute this prospectus supplement or accompanying Basic Prospectus or any other offering material relating to the bonds, in or from any jurisdiction except under circumstances that will to the best of its knowledge and belief after reasonable inquiry result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as set forth in the underwriting agreement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of bonds which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than any offers in the United Kingdom from the time the UKLA Prospectus has been approved by the UK Listing Authority and published in accordance with the Prospectus Directive until such later date as the Province may permit, and provided that the Province has consented in writing to use of the UKLA Prospectus for any such offers, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such bonds to the public in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Province for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of bonds shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of bonds to the public" in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. In this document, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the bonds, has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

        Unless and until this document has been approved by the UK Listing Authority as part of the UKLA Prospectus:

  (a)
  this document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons");

  (b)
  this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons; and

  (c)
  any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        The underwriters have further acknowledged and agreed that the bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the underwriters may offer the bonds in Japan to a list of 49 offerees in accordance with the above provisions.

        Each of the underwriters has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of this prospectus or any document, any bonds other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or as specified in Section 276(7) of the SFA.

        Section 138 of the Securities Act (Nova Scotia), as amended (the "Nova Scotia Act"), provides that where an offering memorandum (as defined in the Nova Scotia Act for purposes of this section),

together with any amendment thereto, or any advertising or sales literature (as defined in the Nova Scotia Act), contains a misrepresentation, a purchaser in Nova Scotia to whom the offering memorandum has been sent or delivered and who purchases a security referred to therein is deemed to have relied on that misrepresentation, if it was a misrepresentation at the time of purchase, and the purchaser has a right of action for damages against the seller (which includes the issuer) and, subject to certain additional defences, every director of the seller at the date of the offering memorandum and every person who signed the offering memorandum, but may elect to exercise a right of rescission against the seller, in which case the purchaser has no right of action for damages against the seller or the other foregoing persons.

        Such rights of rescission and damages are subject to certain limitations including the following:

  (a)
  in an action for rescission or damages, the defendant will not be liable if the defendant proves that the purchaser purchased the security with knowledge of the misrepresentation;

  (b)
  in an action for damages, the defendant is not liable for all or any portion of the damages that the defendant proves does not represent the depreciation in value of the security resulting from the misrepresentation; and

  (c)
  in no case shall the amount recoverable under the right of action described herein exceed the price at which the securities were offered under the offering memorandum or amendment to the offering memorandum.

        In addition, no person or company, other than the issuer, is liable in an action for damages or rescission:

  (a)
  if the person or company proves that the offering memorandum or the amendment to the offering memorandum was sent or delivered to the purchaser without the person's or company's knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person's or company's knowledge or consent;

  (b)
  if the person or company proves that after delivery of the offering memorandum or the amendment to the offering memorandum and before the purchase of the securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum, or amendment to the offering memorandum, the person or company withdrew the person's or company's consent to the offering memorandum, or amendment to the offering memorandum, and gave reasonable general notice of the withdrawal and the reason for it;

  (c)
  if the person or company proves that with respect to any part of the offering memorandum or the amendment to the offering memorandum purporting to be made on the authority of an expert, or to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that:

  (i)
  there had been a misrepresentation; or

  (ii)
  the relevant part of the offering memorandum or any amendment to the offering memorandum did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert; or

  (d)
  with respect to any part of the offering memorandum or amendment to the offering memorandum not purporting:

  (i)
  to be made on the authority of an expert; or

  (ii)
  to be a copy of, or an extract from, a report, opinion or statement of an expert,

    unless the person or company failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no misrepresentation, or believed that there had been a misrepresentation.

        If a misrepresentation is contained in a record incorporated by reference in, or deemed incorporated into, the offering memorandum or amendment to the offering memorandum, the misrepresentation is deemed to be contained in the offering memorandum or amendment to the offering memorandum.

        No action shall be commenced to enforce the foregoing rights unless an action is commenced to enforce those rights not later than 120 days after the date on which payment was made for the security or after the date on which the initial payment for the security was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment.

        The right of action for rescission or damages conferred by section 138 of the Nova Scotia Act is in addition to and without derogation from any right the purchaser may have at law.

LEGAL MATTERS

        The validity of the bonds will be passed upon by a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General, Province of British Columbia (or another officer of the Ministry of Attorney General, Province of British Columbia satisfactory to the representatives of the underwriters) as Canadian counsel for the Province and by Farris, Vaughan, Wills & Murphy LLP, Canadian counsel for the underwriters. Certain U.S. legal matters in connection with the offering of the bonds will be passed upon on behalf of the Province by Shearman & Sterling LLP, Toronto, Ontario and on behalf of the underwriters by Davis Polk & Wardwell LLP, New York, New York. From time to time Davis Polk & Wardwell LLP and Farris, Vaughan, Wills & Murphy LLP have rendered legal services to the Province.

        The statements under "Tax Matters—Canadian Taxation" are set forth herein in reliance upon the opinion of a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General, Province of British Columbia (or another officer of the Ministry of Attorney General, Province of British Columbia satisfactory to the representatives of the underwriters) and Farris, Vaughan, Wills & Murphy LLP, and the statements under "Tax Matters—United States Federal Income Taxation" are set forth herein in reliance upon the opinion of Shearman & Sterling LLP, United States counsel for the Province.

AUTHORIZED AGENTS IN THE UNITED STATES

        The Authorized Agents of the Province in the United States are the Honourable John Prato, Daniele Ayotte and Don Wilson of the Canadian Consulate General, 1251 Avenue of the Americas, New York, N.Y. 10020.

DOCUMENTS INCORPORATED BY REFERENCE

        For purposes of the Prospectus Directive only, any reference, whether in this prospectus supplement or the Basic Prospectus, to this prospectus supplement or the Basic Prospectus means such documents excluding all documents incorporated by reference herein or therein other than such documents incorporated by reference herein by this section "Documents Incorporated by Reference". For purposes of the Prospectus Directive only, the following documents, which have been previously filed with the UK Listing Authority in the United Kingdom or are being filed concurrently herewith, shall be deemed to be incorporated in, and to form part of, this prospectus supplement:

  (1)
  the Province's First Quarterly Report dated September 8, 2011;

  (2)
  Exhibit 99.3 to the Province's Annual Report on Form 18-K filed with the SEC on August 25, 2011;

  (3)
  the Province's 2011 Financial and Economic Review, 71st Edition dated July 2011;

  (4)
  the Province's Budget and Fiscal Plan 2011/12 - 2013/14, presented to the Legislative Assembly on May 3, 2011;

  (5)
  the Province's Estimates (Fiscal Year Ending March 31, 2012), presented to the Legislative Assembly on May 3, 2011;

  (6)
  the Province's Supplement to the Estimates (Fiscal Year Ending March 31, 2012), presented to the Legislative Assembly on May 3, 2011; and

  (7)
  the Province's Public Accounts for the Fiscal Year Ended March 31, 2011,

provided that any statement contained in a document all or the relative portion of which is incorporated by reference shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

        Copies of documents incorporated by reference in this prospectus supplement under this section "Documents Incorporated by Reference" can be obtained from the office of the issuer at the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt., 620 Superior Street, Victoria, British Columbia, Canada V8W 9V1.

FORWARD-LOOKING STATEMENTS

        The following documents relating to the Province's securities offered by this prospectus supplement may contain forward-looking statements:

  (a)
  this prospectus supplement;

  (b)
  the Basic Prospectus; and

  (c)
  the documents incorporated by reference into this prospectus supplement and the Basic Prospectus.

        Forward-looking statements are statements that are not historical facts, including statements about the Province's beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

GENERAL INFORMATION

        We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.

        The bonds have been accepted for clearance through DTC, CDS, Clearstream and Euroclear. The Common Code for the bonds is 068184347, the ISIN number of the bonds is US110709BN11 and the CUSIP number for the bonds is 110709BN1.

        The issue and sale of the bonds was authorized by an Order of the Lieutenant Governor in Council of British Columbia No. 284, approved and ordered on May 27, 2010, made pursuant to the Financial Administration Act (British Columbia).

        Save as disclosed in the Basic Prospectus (including the documents incorporated by reference therein), there has been no significant change in the financial condition of the Province since March 31, 2011, the end of the Province's last fiscal year.

        The Province is subject to claims in the ordinary course. These claims arise from legal action, either in progress or threatened, in respect of matters such as expropriation, contract and tax disputes. As at March 31, 2011, the Province had $160 million in contingent liabilities in which the estimated or known claim against the Province was, or exceeded $100,000. The exact cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain; however, save as disclosed in the Basic Prospectus (including the documents incorporated by reference therein), there are no governmental, legal or arbitration proceedings nor, so far as the Province is aware, are any such governmental, legal or arbitration proceedings involving it pending or threatened during the last 12 months preceding the date of this prospectus supplement (and this prospectus, for purposes of the Prospectus Directive) which have had in the recent past, or that may have, significant effects on the financial position of the Province.

        Copies of the following documents will, so long as any bonds are outstanding, be available for inspection during usual business hours at the specified office of the United Kingdom paying agent: (a) the documents incorporated by reference herein for purposes of the Prospectus Directive only under "Documents Incorporated by Reference"; (b) the fiscal agency agreement (which will contain the form of the Global Bonds); (c) the underwriting agreement; and (d) the Order of the Lieutenant Governor in Council of British Columbia authorizing the issue and sale of the bonds.

SOURCES OF INFORMATION

        Information included or incorporated by reference herein, which is designated as being taken from a publication of the Province or of Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document. All financial information of the Province included or incorporated by reference herein is obtained from the Public Accounts for the Province of British Columbia, the Government of British Columbia's budget, or other documents prepared by representatives of the Ministry of Finance, Province of British Columbia acting in their official capacities.

 ISSUER

Province of British Columbia

Ministry of Finance, Provincial Treasury,
Debt Management Branch
P.O. Box 9423 Stn. Prov. Govt.
620 Superior Street
Victoria, British Columbia,
Canada V8W 9V1

UNDERWRITERS

Merrill Lynch, Pierce, Fenner & Smith Incorporated 50 Rockefeller Center New York, New York 10020 U.S.A.	CIBC World Markets Corp. 300 Madison Avenue 5th Floor New York, New York 10017 U.S.A.
HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018 U.S.A.	RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center, 8th Floor New York, New York 10281 U.S.A.
National Bank Financial Inc. 65 East 55th Street, 31st Floor New York, New York 10022 U.S.A.	Scotia Capital (USA) Inc. 1 Liberty Plaza, 25th Floor New York, New York 10006 U.S.A.
Credit Suisse Securities (Europe) Limited One Cabot Square London E14 4QJ England	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 U.S.A.
BMO Capital Markets Corp. 3 Times Square, 28th Floor New York, New York 10036 U.S.A.	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019 U.S.A.

 REGISTRAR, FISCAL, TRANSFER AND PRINCIPAL PAYING AGENT AND DTC CUSTODIAN

The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286
U.S.A.

UNITED KINGDOM PAYING AGENT

The Bank of New York Mellon
One Canada Square
London E14 5AL
England

LEGAL ADVISORS

to the Issuer as to Canadian law Ministry of Attorney General Province of British Columbia P.O. Box 9289 Stn. Prov. Govt. 1675 Douglas Street, 7th Floor Victoria, British Columbia V8W 9J7 Canada	to the Underwriters as to Canadian law Farris, Vaughan, Wills & Murphy LLP Pacific Centre 700 West Georgia Street Vancouver, British Columbia V7Y 1B3 Canada
as to U.S. law Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario M5L 1E8 Canada	as to U.S. law Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 U.S.A.

as to United Kingdom Listing Authority listing requirements
Shearman & Sterling (London) LLP
Broadgate West
9 Appold Street
London EC2A 2AP
England

PROSPECTUS

PROVINCE OF BRITISH COLUMBIA

(Canada)

U.S.$5,000,000,000

        By this prospectus, we may offer debt securities of the Province consisting of any combination of debentures, notes and bonds, and warrants to purchase debt securities.

        We may from time to time offer up to U.S.$5,000,000,000 aggregate proceeds of debt securities and warrants or the equivalent in other currencies (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed U.S.$5,000,000,000). We will provide the specific terms of these debt securities and warrants in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2010.

        The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this prospectus.

        The words "the Province", "we", "our", "ours" and "us" refer to the Province of British Columbia.

 ABOUT THIS PROSPECTUS

         This prospectus has been filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings for total aggregate proceeds of up to U.S.$5,000,000,000 (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed U.S.$5,000,000,000). This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we sell debt securities or warrants we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" below.

         References in this prospectus to "Cdn.$" are to lawful money of Canada and "U.S.$" are to lawful money of the United States of America. The noon exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on September 13, 2010 was approximately Cdn.$1.00 = U.S.$0.9729.

WHERE YOU CAN FIND MORE INFORMATION

         The Province is not subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, it does file an annual report and other information with the SEC on a voluntary basis. These reports include certain financial, statistical and other information about the Province. You may read and copy any document the Province files with the SEC at the SEC's public reference facility at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information. Information filed by the Province is also available from the SEC's Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

         The SEC allows the Province to "incorporate by reference" into this prospectus information filed with the SEC, which means that the Province can disclose important information to you by referring you to these documents.

         This prospectus incorporates by reference the documents listed below:

  •
  the Province's Annual Report on Form 18-K (File No. 333-82846) for the year ended March 31, 2009 and the exhibits thereto, excluding the section entitled "Credit Rating" on page 33 in Exhibit 99.4 (2009 British Columbia Financial and Economic Review) thereto; and

  •
  all amendments to the Province's Annual Report on Form 18-K (File No. 333-82846) for the year ended March 31, 2009 filed prior to the date of this prospectus, excluding the following:

  (a)
  last four paragraphs on page 72 under the section entitled "Continuing Solid Fiscal Management" in Exhibit 99.9 (Budget and Fiscal Plan (2010/11—2012/13)) to Amendment No. 2 to the Province's Annual Report on Form 18-K for the year ended March 31, 2009, filed on March 8, 2010;

  (b)
  the last bullet point on page 11 under the section entitled "Financial Statement Discussion and Analysis Report—Highlights," the sections entitled "Financial Statement Discussion and Analysis Report—Strong Credit Rating" and "Financial Statement Discussion and Analysis Report—Credit Ratings June 2010" on page 26 and the first row of the table in the section entitled "Summary of Performance Measures for the Fiscal Year Ended March 31, 2010" on page 137 in Exhibit 99.13 (Public Accounts (For the Fiscal Year Ended March 31, 2010)) to Amendment No. 4 to the Province's Annual Report on Form 18-K for the year ended March 31, 2009, filed on July 13, 2010; and

  (c)
  the section entitled "Credit Rating" on page 55 in Exhibit 99.14 (2010 British Columbia Financial and Economic Review (April 2009 to March 2010)) to Amendment No. 5 to the Province's Annual Report on Form 18-K for the year ended March 31, 2009, filed on August 18, 2010.

         The Province also incorporates by reference all future annual reports on Form 18-K and amendments to annual reports on Form 18-K, and any other information the Province files with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act (except that any portion of (i) any future annual reports on Form 18-K or amendments thereto, or (ii) any other information the Provinces files with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, that contains disclosure similar to the portions of the Province's Annual Report on Form 18-K for the year ended March 31, 2009 and amendments thereto that are excluded above shall not be deemed to be incorporated by reference in this Prospectus or the registration statement of which this Prospectus forms a part) until it sells all of the debt securities and warrants authorized to be offered by this Prospectus. Each time the Province files a document with the SEC that is incorporated by reference, the information in that document automatically updates or supersedes the information contained in previously filed documents.

         You may request a free copy of the annual report and amendments to the annual report by writing or calling the Province at the following address:

  Province of British Columbia
  Ministry of Finance, Provincial Treasury
  Debt Management Branch
  P.O. Box 9423 Stn. Prov. Govt.
  620 Superior Street
  Victoria, British Columbia
  Canada, V8W 9V1
  Telephone: (250) 387-7125

         You should rely only on the information incorporated by reference or contained in this prospectus or any prospectus supplement or free writing prospectus. The Province has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Province is not making an offer of these debt securities or warrants in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

         The following documents relating to the Province's securities offered by this prospectus may contain forward-looking statements:

  •
  this prospectus;

  •
  any prospectus supplement; and

  •
  the documents incorporated by reference into this prospectus and any prospectus supplement.

         Forward-looking statements are statements that are not historical facts, including statements about the Province's beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward- looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

GENERAL DESCRIPTION OF PROVINCE OF BRITISH COLUMBIA

         British Columbia is a province of Canada located on the Pacific Coast. It has an area of 95 million hectares, or about 9.5 per cent. of Canada's total surface area. More than one-half of British Columbia is covered by forests, which constitutes one of British Columbia's major natural resources. The British Columbia coastline, which has many ice-free deep water inlets and ports, is approximately seven thousand kilometers in length. There are 1.8 million hectares of lakes and rivers throughout the Province.

         During the past 25 years, the British Columbia economy has become more diversified in structure, employment, production and trade. While forest products and other traditional resource-based industries such as fishing and mining have continued, the economy has evolved to encompass a robust petroleum and natural gas industry, secondary manufacturing and an extensive service sector, including technology, tourism, film and television production.

         British Columbia is the third largest Canadian province in terms of population, which was estimated at 4.5 million persons or about 13.2 per cent. of Canadians on July 1, 2009. British Columbia's population grew at an average annual compound rate of 1.1 per cent. between 2000 and 2009, in line with the 1.0 per cent. average annual growth of the Canadian population as a whole.

         Vancouver, a principal Canadian shipping, manufacturing and services centre, has the largest urban population in British Columbia and is the third largest metropolitan area in Canada with a population of 2,318,526 persons in 2009. Victoria, the capital of British Columbia, is located on Vancouver Island and its regional district had a population of 367,572 persons in 2009.

DESCRIPTION OF DEBT SECURITIES AND WARRANTS

         The Province may issue debt securities and warrants in distinct series at various times. This section summarizes the terms of the debt securities and warrants that are common to all series. The particular terms and provisions of a series of debt securities and warrants, and how the general terms and provisions described below may apply to that series, will be described in a supplement to this prospectus.

         If the terms described in the prospectus supplement that relates to your series differ from the terms described in this prospectus, you should rely on the terms described in the prospectus supplement. The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this section.

General

         The debt securities will be direct and unconditional general obligations of the Province. The debt securities will not be secured by any of the Province's property or assets. The debt securities will not be subordinated to any of the Province's other general obligations and therefore will rank equally and ratably with all the Province's other unsecured and unsubordinated indebtedness.

Information to be Specified in the Prospectus Supplement

         The prospectus supplement that relates to your debt securities will specify the following terms:

  •
  price and aggregate principal amount of the debt securities;

  •
  title of the debt securities;

  •
  the stated maturity date of the debt securities, which is the date on which the Province must repay the principal amount of the debt securities;

  •
  the interest rate which the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

  •
  the issue date and the date from which interest will accrue, the dates on which the Province must pay interest, and the record dates for payment of interest;

  •
  where and how the Province will pay principal and interest;

  •
  whether and in what circumstances the debt securities may be redeemed or repaid before maturity;

  •
  whether and in what circumstances the debt securities may be convertible into debt securities of a different series or other indebtedness of the Province;

  •
  whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

  •
  whether the debt securities will be issued with original issue discount for U.S. federal income tax purposes;

  •
  any foreign currency in which the Province may denominate or pay interest or principal on the debt securities;

  •
  whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for certificated (physical) securities;

  •
  the exchange or exchanges, if any, on which application for listing of the debt securities may be made; and

  •
  any other material terms of the debt securities.

         If applicable, the prospectus supplement will also describe any material United States federal or Canadian income tax considerations applicable to the debt securities.

Form, Exchange and Transfer

         The debt securities will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  in minimum aggregate principal amounts of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, or as described in the prospectus supplement.

         The Province may, but is not required to, appoint a fiscal agent or agents to act on its behalf in connection with the debt securities. If appointed, the duties of the fiscal agent for any series of debt securities will be governed by a fiscal agency agreement for that particular series. The Province may appoint different fiscal agents for different series of debt securities and may vary or terminate the appointment of any fiscal agent at any time. The Province may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. The fiscal agent, if any, will be the agent of the Province, will not be trustee for the holders of debt securities and will not have the same responsibilities or duties to act for such holders as would a trustee.

         Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

         If debt securities are issued in definitive registered form, you may exchange debt securities registered in your name for other authorized denominations of the same series of equal aggregate principal amount. You may arrange to exchange or transfer debt securities registered in your name at the office of the fiscal agent or other person identified in the prospectus supplement. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made after the fiscal agent or other person authorized by the Province is satisfied with your evidence of title.

Registered Global Securities

         The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more fully registered global debt securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of a depository identified in the prospectus supplement, or its nominee, and will be deposited with the depository, its nominee or a custodian. The financial institution that acts as the sole direct holder of the global securities is called the "depository". The terms of the depository arrangement in respect of registered global securities will be described in the prospectus supplement relating to the global securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the depository. The debt securities included in a global security may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to beneficially own a debt security represented by a global security must do so indirectly through brokers, banks or other financial institutions who are participants in the depository.

Special Investor Considerations for Global Securities

         Our obligations, as well as the obligations of the fiscal agent and those of any third parties employed by us or the fiscal agent, are owed only to persons who are registered as holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to these types of arrangements.

         An investor should be aware that when debt securities are issued in the form of global securities:

  •
  the investor cannot get debt securities registered in its own name;

  •
  the investor cannot receive physical certificates for its interest in the debt securities;

  •
  the investor must look to its own bank, brokerage firm or financial institution for payments on the debt securities and protection of its legal rights relating to the debt securities;

  •
  the investor may not be able to sell or pledge interests in the debt securities to some insurance companies and other institutions that are required by law to hold the physical certificates of debt securities that they own;

  •
  the depository's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security;

  •
  the Province and the fiscal agent have no responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security;

  •
  the Province and the fiscal agent do not supervise or review the records of the depository in any way; and

  •
  the depository will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When the Global Security Will be Terminated

         In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, an investor may choose whether to hold debt securities directly or indirectly through an account at its bank, brokerage firm or financial institution. Investors must consult their own banks or brokers to find out how to have their beneficial interests in debt securities transferred into their own names, so that they will be direct registered holders.

         The special situations for termination of a global security are:

  •
  when the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository (unless a replacement depository is named); and

  •
  when and if we decide to terminate a global security.

         The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depository (and not the Province or the fiscal agent) is responsible for deciding the names of the institutions that will be the registered holders after the exchange and also for advising the Province and the fiscal agent what the names will be.

Payment of Interest and Principal

         On every interest payment date specified in the prospectus supplement, the Province will pay the interest due on a debt security to the person in whose name the debt security is registered at the close of business on the related "record date". The record date will be specified in the prospectus supplement.

         We, our fiscal agent and any of our paying agents appointed through a fiscal agency agreement shall treat the registered holders of the debt securities as the absolute owners thereof for all purposes whatsoever and all payments to or on the order of the registered holders shall be valid and shall discharge our liability and that of the fiscal agent and any paying agent of the debt securities to the extent of the sum or sums so paid.

         Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will make all payments of principal and interest on the debt securities available to the fiscal agent, if any, on the designated dates in immediately available funds. The fiscal agent, if any, will in turn make payments to the registered holders of the debt securities (or, in the case of a global security, to the depository or its nominee) as soon as possible. Any payments of principal and interest on the debt securities are subject to local laws and regulations, including any applicable withholding or other taxes.

Warrants

         The Province may issue warrants for the purchase of debt securities, either separately or together with debt securities. The warrants, if any, will be issued under warrant agreements between the Province and a bank or trust company, as warrant agent. The terms of any such agreement will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants will describe the following terms:

  •
  the terms listed under the heading "Description of Debt Securities and Warrants—General—Information to be Specified in the Prospectus Supplement", as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

  •
  the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price to you of those debt securities;

  •
  the procedures you must follow and the conditions you must satisfy in order to exercise your warrants;

  •
  the dates on which your right to exercise your warrants begins and expires;

  •
  whether and when your warrants and any debt securities issued together with your warrants may be sold or transferred separately;

  •
  whether the certificates that represent the warrants will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if issued in registered form, where the warrants can be transferred and registered;

  •
  whether and under what conditions the warrants may be terminated or cancelled by the Province; and

  •
  whether there are any material United States federal or Canadian income tax considerations applicable to the warrants, including possible original issue discount on debt securities issued with warrants.

Canadian Taxation

         The following summary (the "Canadian Tax Summary") describes the principal income tax consequences which arise generally in Canada under the Income Tax Act (Canada) (the "Federal Act") and in British Columbia under the Income Tax Act (British Columbia) (the "BC Act") and which are applicable to a holder of the debt securities or warrants who, at all relevant times, for the purposes of the Federal Act and any applicable income tax convention, is not a resident of Canada and is not deemed to be a resident of Canada and who does not use or hold and is not deemed to use or hold the debt securities or warrants in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a banking business in Canada within the meaning of the Federal Act (a "Non-Resident Holder"). This Canadian Tax Summary is based on the provisions of the Federal Act, the BC Act and regulations under those Acts as they exist on the date of this prospectus and the current administrative practices and policies published by the Canada Revenue Agency.

         This Canadian Tax Summary includes Canadian and British Columbian income tax considerations only. It does not include United States, provincial (other than British Columbia), territorial or other income tax considerations nor does it include income tax considerations arising under any income tax convention or treaty between Canada and another country. It is not applicable to Canadian residents. No assurances can be given that changes in the law or administrative practices or future court decisions will not affect the tax treatment of a holder.

         Principal paid or credited by the Province to a Non-Resident Holder in respect of the debt securities is not subject to withholding tax in Canada under the Federal Act. Neither principal nor interest paid or credited by the Province to a Non-Resident Holder in respect of the debt securities is subject to withholding tax under the BC Act.

         Canadian withholding tax under the Federal Act will only apply to interest or any amount deemed to be interest that is (1) not "fully exempt interest" as defined in the Federal Act and is paid or payable to a person with whom the payer is not dealing at arm's length within the meaning of the Federal Act, or (2) "participating debt interest" as defined in the Federal Act. For these purposes, interest in respect of the debt securities will be "fully exempt interest" because the debt securities will represent debt obligations of a province. Interest in respect of the debt securities would be "participating debt interest" if all or any portion of the interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.

         No other tax on income or capital gains is payable by a Non-Resident Holder under the Federal Act or the BC Act in respect of the debt securities, whether as a result of interest or principal being paid or credited by the Province to the Non-Resident Holder, a purchase by the Province from, or repayment by the Province to, the Non-Resident Holder, a redemption or other disposition, except that tax on such income or capital gains may be payable if the Non-Resident Holder uses or holds (or is deemed to use or hold) the debt securities in carrying on business in Canada.

         No tax on income or capital gains is payable by a Non-Resident Holder under the Federal Act or the BC Act in respect of the warrants, whether as a result of their expiry or their exercise or disposition by the Non-Resident Holder, except that tax on such income or capital gains may be payable if the Non-Resident Holder uses or holds (or is deemed to use or hold) the warrants in carrying on business in Canada.

         In certain circumstances described under the heading "Description of Debt Securities and Warrants—Special Situations When the Global Security Will be Terminated", a global security representing debt securities will terminate and interests in it will be exchanged for physical certificates representing debt securities. No tax on income or capital gains is payable under the Federal Act or the BC Act as a result of any such exchange.

         Canada and British Columbia do not levy estate or inheritance taxes or succession duties. British Columbia requires a probate fee to be paid upon estates probated in British Columbia, calculated on the value of the estate. The estate of a person who was not ordinarily resident or domiciled in British Columbia on death would not, by virtue only of the holding of debt securities or warrants by the estate, be required by law to be probated in British Columbia.

United States Federal Income Taxation

         The following is a summary of the material United States federal income tax consequences of the ownership and disposition of U.S. dollar denominated debt securities to U.S. Holders (as defined below) that acquire debt securities at original issuance at their "issue price" and hold such debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is limited to debt securities whose "issue price" is, for United States federal income tax purposes, generally not less than their "stated redemption price at maturity," each as defined in section 1273 of the Code. Tax consequences of debt securities with different terms will be addressed in the prospectus supplement. This summary is based on the Code, existing and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code and those regulations (all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect).

         This summary does not discuss all of the tax consequences that may be relevant to prospective purchasers in light of their particular circumstances or to prospective purchasers subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons who will hold debt securities as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, persons who use or are required to use mark-to-market accounting, persons who are subject to the alternative minimum tax, certain former citizens or residents of the United States, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. You should consult with your own tax advisors about the application of United States federal income tax law to your particular situation as well as any tax consequences arising under the federal estate and gift tax laws and the tax laws of any state, local or foreign jurisdiction.

         For purposes of this summary, you are a U.S. Holder if, for United States federal income tax purposes, you are a beneficial owner of a debt security and either:

  •
  You are a citizen of the United States or a resident of the United States who is a natural person;

  •
  You are a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

  •
  You are an estate, and your income is subject to United States federal income taxation regardless of its source; or

  •
  You are a trust, and (i) both a United States court is able to exercise primary supervision over your administration, and one or more United States persons have the authority to control all of your substantial decisions, or (ii) you have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

         If a partnership holds a debt security, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding a debt security should consult their tax advisor.

Interest

         In general, you will be required to include payments of stated interest on the debt securities in your gross income as ordinary income at the time the interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes. This interest will be foreign source income for foreign tax credit purposes and generally will be "passive category" income, but could, in certain circumstances, be "general category" income.

Sale, Exchange, or Retirement

         Upon the sale, exchange or retirement of a debt security, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amounts attributable to accrued but unpaid interest, which, unless you have previously included the interest in income, will be taxable to you as such) and your adjusted tax basis in the debt security. Your adjusted basis in a debt security generally will be the amount you paid to purchase the debt security. Your gain or loss will generally be a long-term capital gain or loss if you have held the debt securities for more than one year. Non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of taxation on long-term capital gain. The deduction of capital losses is subject to limitations. Your gain or loss generally will be U.S. source for foreign tax credit purposes.

Backup Withholding

         Certain "backup" withholding and information reporting requirements may apply to payments on the debt securities and to proceeds of the sale of the debt securities. The Province, its agent, a broker, the relevant trustee or any paying agent, as the case may be, may withhold amounts from any of these payments to you if you do not furnish your taxpayer identification number (social security number or employer identification number), if you do not certify that you are not subject to backup withholding, or if you otherwise do not comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) generally are not subject to the foregoing backup withholding and information reporting requirements.

         Any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your United States federal income tax provided that the required information is furnished to the Internal Revenue Service by the date required.

         The above summary does not discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances and income tax situation. You should consult with your own tax advisor as to the specific tax consequences that would result from your ownership and disposition of the debt securities, including the application and effect of state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

United Kingdom Taxation

         The following applies only to persons who are the absolute beneficial owners of the securities and is a summary of the Province's understanding of current law and published HM Revenue & Customs ("HMRC") practice in the United Kingdom (in each case as at the date of this prospectus) relating only to the (i) UK withholding tax treatment of payments of interest in respect of the securities and certain related matters and (ii) UK stamp duty and stamp duty reserve tax ("SDRT") consequences of a transfer of, or an agreement to transfer, the securities. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the securities. Some aspects do not apply to certain classes of person (such as dealers and persons connected with the Province) to whom special rules apply. Holders of the securities (or prospective holders of the securities) who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

Interest on the Securities

         No withholding or deduction for or on account of UK income tax should be required to be made from payments of interest on the securities.

         Holders of the securities who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the relevant payments) from any person in the United Kingdom who either pays certain amounts in respect of the securities to, or receives certain amounts in respect of the securities for the benefit of, an individual. Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.

European Union Directive on the Taxation of Savings Income

         Under Council Directive 2003/48/EC on the taxation of savings income (the "Directive"), each member state of the European Union (each, a "Member State") is required to provide to the tax or other relevant authorities of other Member States details of payments of interest and other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in, or certain other types of entity established in, another Member State, except that Austria and Luxembourg have instead opted to impose a withholding system in relation to such payments (deducting tax at rates rising over time to 35%) for a transitional period unless during that period they elect otherwise. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange the information relating to such payments.

         On November 13, 2008, the European Commission published proposals for amendments to the Directive and on April 24, 2009 the European Parliament approved an amended version of these proposals. If any of the proposed changes are implemented, they would amend and broaden the scope of the requirements set out above.

UK Stamp Duty and SDRT

         No UK stamp duty or SDRT is payable on a transfer of, or an agreement to transfer, the securities.

Enforceability and Governing Law

         We have not agreed to waive any immunities we may have as a foreign government in the courts of the United States nor have we appointed an agent in the United States upon which process may be served. As a result, you may not be able to sue us in a United States court or enforce a judgment against us if granted by a United States court.

         However, as we have no immunity from the jurisdiction of the Supreme Court of British Columbia (British Columbia's superior trial court), you may bring proceedings against us in that court for matters arising under the debt securities or warrants. You may do so whether or not you are a resident of British Columbia or a citizen of Canada and without any need to obtain the consent of any public official or authority. Proceedings against us in the Supreme Court of British Columbia must be brought prior to the expiry of the applicable limitation period and will be governed by the Crown Proceeding Act (British Columbia), which, for example, prohibits jury trials in proceedings against us and makes the remedies of specific performance and injunctions unavailable against us.

         While the Crown Proceeding Act (British Columbia) does not permit a court order made against us for the payment of money to be enforced by execution, attachment or process of that nature, it does provide a process under which the amount of such an order is required to be paid by the Minister of Finance out of the consolidated revenue fund of the Province, together with any interest that may have accrued by law, unless the order is suspended by a court pending an appeal or otherwise.

         The Currency Act (Canada) precludes a Canadian court from giving a judgment in any currency other than Canadian currency. However, under the Foreign Money Claims Act (British Columbia), if a court considers that a person in whose favor an order for the payment of money is to be made will be most truly and exactly compensated if all or part of the money payable under the order is measured in a currency other than Canadian currency, the court must order that the money payable under the order will be that amount of Canadian currency that is necessary to purchase the equivalent amount of the other currency at a chartered bank in British Columbia at the close of business on the last day that the bank quotes a Canadian dollar equivalent to the other currency prior to the payment under the order being made.

         Further, in the absence of a waiver of immunity by British Columbia, it would be possible to obtain a United States judgment in an action against British Columbia only if a court were to determine that the United States Foreign Sovereign Immunity Act of 1976 (the "Foreign Sovereign Immunity Act") precludes the granting of sovereign immunity.

         However, even if a United States judgment could be obtained in any such action under the Foreign Sovereign Immunity Act, it may not be possible to obtain in Canada a judgment based on such a United States judgment. Moreover, execution upon property of British Columbia located in the United States to enforce a judgment obtained under the Foreign Sovereign Immunity Act may not be possible except under certain limited circumstances.

         Unless otherwise provided in the applicable prospectus supplement, the debt securities and warrants and the fiscal agency agreement and the warrant agreement, if any, will be governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the debt securities and warrants will be paid into the Consolidated Revenue Fund of British Columbia (in some cases after being exchanged in whole or in part for another currency) and may be used for the benefit of the Province or for the purpose of lending money to British Columbia government bodies.

PLAN OF DISTRIBUTION

         We may sell debt securities and warrants to the public:

  •
  through agents;

  •
  through underwriters or dealers; or

  •
  directly to purchasers.

         We will describe in a prospectus supplement the specific plan of distribution for a particular series of debt securities or warrants, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the debt securities or warrants, the proceeds to the Province from the sale of the debt securities or warrants, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

         We may distribute debt securities and warrants from time to time in one or more transactions:

  •
  at a fixed price or prices, which may change;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at prices to be negotiated with purchasers.

         Debt securities and warrants may be sold through agents designated by us. The agents will solicit offers by institutions to purchase the offered debt securities or warrants directly from the Province, pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission we will pay to the agents and any conditions to the contracts. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such debt securities or warrants for its own account.

         The applicable prospectus supplement will also set forth whether underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased.

         In connection with the sale of debt securities and warrants, the Province, or purchasers of debt securities and warrants for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of debt securities and warrants may be deemed to be underwriters and any discount or commissions received by them from the Province, and any profit on the resale of debt securities and warrants by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will identify any underwriters with respect to the debt securities and warrants.

         We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities and warrants against certain liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

DEBT RECORD

         The Province has never defaulted on any of its direct or guaranteed debt obligations. Payments have been made when due, subject during wartime to any applicable laws and regulations forbidding such payments.

 LEGAL MATTERS

         Unless otherwise indicated in the prospectus supplement, the validity of the debt securities and warrants, and certain other matters of Canadian and British Columbia law, will be passed upon by:

  •
  a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General of the Province (or another officer of the Ministry of Attorney General of the Province), Canadian counsel to the Province; and

  •
  Farris, Vaughan, Wills & Murphy LLP, Vancouver, British Columbia, Canadian counsel to the underwriters.

         Certain matters of United States law in connection with the offering of the debt securities and warrants will be passed upon by:

  •
  Shearman & Sterling LLP, United States counsel to the Province; and

  •
  Davis Polk & Wardwell LLP, United States counsel to the underwriters.

         From time to time, Farris, Vaughan, Wills & Murphy LLP has rendered legal advice to the Province.

AUTHORIZED AGENTS

         The authorized agents of the Province in the United States are the Honourable Daniel Sullivan, John McNab and Glenn Campbell, each of whose address is:

Canadian Consulate General
1251 Avenue of the Americas
New York, New York 10020

EXPERTS AND PUBLIC OFFICIAL DOCUMENTS

         Information included or incorporated by reference in this prospectus which is designated as being taken from a publication of the Province of British Columbia or Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document.

         We confirm that where information has been sourced from a third party, such information included or incorporated by reference has been accurately reproduced and that as far as the Province is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render such information included or incorporated by reference, inaccurate or misleading.

         All financial and statistical information of the Province included or incorporated by reference in this prospectus has been taken or derived from records and publications of the Province, including the Public Accounts for the Province of British Columbia, and is included in this prospectus on the authority of Graham Whitmarsh, Deputy Minister of Finance.

         The Deputy Minister of Finance for the Province has supplied in his official capacity as such deputy minister the information set forth or incorporated by reference in this prospectus, other than that set forth under the headings "Plan of Distribution", "Legal Matters", "Canadian Taxation", "United States Federal Income Taxation" and "Enforceability and Governing Law."

U.S.$750,000,000

PROVINCE OF
BRITISH COLUMBIA
(CANADA)
2.65% Bonds, Series BCUSG-6,
due September 22, 2021

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
CIBC
HSBC
RBC Capital Markets
National Bank of Canada Financial
Scotia Capital
Credit Suisse
Deutsche Bank Securities
BMO Capital Markets
TD Securities

September 15, 2011

QuickLinks

TABLE OF CONTENTS
SUMMARY OF THE OFFERING
RISK FACTORS
DESCRIPTION OF BONDS
CLEARING AND SETTLEMENT
TAX MATTERS
UNDERWRITING
LEGAL MATTERS
AUTHORIZED AGENTS IN THE UNITED STATES
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
GENERAL INFORMATION
SOURCES OF INFORMATION
ISSUER
UNDERWRITERS
REGISTRAR, FISCAL, TRANSFER AND PRINCIPAL PAYING AGENT AND DTC CUSTODIAN
UNITED KINGDOM PAYING AGENT
LEGAL ADVISORS
PROVINCE OF BRITISH COLUMBIA (Canada) U.S.$5,000,000,000
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
GENERAL DESCRIPTION OF PROVINCE OF BRITISH COLUMBIA
DESCRIPTION OF DEBT SECURITIES AND WARRANTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DEBT RECORD
LEGAL MATTERS
AUTHORIZED AGENTS
EXPERTS AND PUBLIC OFFICIAL DOCUMENTS